Exhibit 1

To the knowledge of the Reporting Person, the name, address and principal business or occupation of the officers, directors, partners and/or controlling person(s) of Constellation, in each case, as applicable, are as follows:

Constellation Venture Capital II, L.P. (“CV II”) is a Delaware limited partnership whose principal business is that of a private investment partnership. The general partner of CV II is Constellation Ventures Management II, L.L.C. (“Management II”), a Delaware limited liability corporation, the senior managing director of which is Clifford H. Friedman. Mr. Friedman is a U.S. citizen and his principal occupation is that of a senior managing director of Management II. Constellation Venture Capital Offshore II, L.P. (“Offshore II”) is a Cayman Islands limited partnership whose principal business is that of a private investment partnership. The general partner of Offshore II is Management II. The BSC Employee Fund VI, L.P. (“BSC VI”) is a Delaware limited partnership whose principal business is that of a private investment partnership. The general managing partner of BSC VI is Management II. BSC’s non-managing general partner is Bear Stearns Merchant Capital II, L.P., a Delaware limited partnership (“BSMC”). BSMC’s principal business is that of a private investment partnership. CVC II Partners, L.L.C. (“CVC”) is a Delaware limited liability corporation whose principal business is that of a private investment limited liability corporation. The managing member of CVC is Bear Stearns Asset Management Inc. (“BSAM”). BSAM is a New York corporation and a subsidiary of BSCI (as defined below). The principal business of BSAM is that of a registered investment adviser. Management II is a Delaware limited liability corporation whose principal business is that of a private investment limited liability corporation. The managing member of Management II is The Bear Stearns Companies Inc. (“BSCI”). The principal business of BSCI is that of a securities broker-dealer. Unless otherwise indicated below, the principal business and principal office address of CV II, Offshore II, Management II, BSC VI, BSAM (including its executive officers and directors), BSCI (including its executive officers and directors), and CVC is 383 Madison Avenue, 28th Floor, New York, New York 10179.

The executive officers and directors of BSAM are citizens of the United States, and their respective names, titles and principal occupations (and addresses where such employment is conducted if different than the principal business address of BSAM) are as follows: (i) Richard A. Marin is Chairman of the Board, Chief Executive Officer and President of BSAM; (ii) John W. Geisseinger is Director and Chief Investment Officer of BSAM; (iii) Laurence Godin is General Counsel and Executive Vice President of BSAM; (iv) Samuel A. Turvey is Secretary and Chief Compliance Officer of BSAM; (v) Ralph R. Cioffi is Director and Investment Manager of BSAM; (vi) Barry J. Cohen is Director and Director of Alternative Investments of BSAM; (vii) Rajan Govindan is Director and Chief Operating Officer of BSAM; and (viii) Mary Kay Scucci is Chief Financial Officer of BSAM.

The executive officers and directors of BSCI are citizens of the United States, and their respective names, titles and principal occupations (and addresses where such employment is conducted if different than the principal business address of BSCI) are as follows: (i) James E. Cayne is the Chairman of the Board and Chief Executive Officer and a member of the Executive Committee of BSCI; (ii) Henry S. Bienen is a Director of BSCI and his principal occupation is President of Northwestern University, an educational institution located at 633 Clark Street, Evanston, IL 60208; (iii) Carl D. Glickman is a Director of BSCI and his principal occupation is serving as a private investor; (iv) Michael Goldstein is a Director of BSCI; (v) Alan C. Greenberg is a Director and Chairman of the Executive Committee of BSCI; (vi) Donald J. Harrington is a Director of BSCI and his principal occupation is President of St. John’s University, an educational institution located at 8000 Utopia Parkway, Queens, New York 11439; (vii) Frank T. Nickell is a Director of BSCI and his principal occupation is President and Chief Executive Officer of Kelso & Company, a private equity firm located at 320 Park Avenue, New York, NY 10022; (viii) Paul A. Novelly is a Director of BSCI and his principal occupation is the Chairman of the Board and Chief Executive Officer of Apex Oil Company, Inc., a petroleum distribution company located at 8235 Forsyth Boulevard, Suite 400, Clayton, Missouri 63105; (ix) Frederic V. Salerno is a Director of BSCI; (x) Alan D. Schwartz is a Director and a member of the Executive Committee and the President and Co-Chief Operating Officer of BSCI; (xi) Warren J. Spector is a Director and a member of the Executive Committee and the President and Co-Chief Operating Officer of BSCI; (xii) Vincent Tese is a Director and his principal occupation is Chairman of Wireless Cable International Inc., a company that provides cable and other subscription programming located at 5 Mountain Blvd., Warren NJ 07059-5650; (xiii) Wesley S. Williams Jr. is a Director of BSCI and President and Chief Operating Officer, Co-Chairman and Co-Chief Executive Officer of Lockhart Cos. Inc., a company that engages in real estate, insurance, finance and related businesses located at 44 Estate Thomas, St. Thomas 00802; (xiv) Jeffrey M. Farber is the Controller of BSCI; (xv) Michael Minikes is the Treasurer of BSCI; (xvi) Samuel L. Molinaro Jr. is the Executive Vice President and Chief Financial Officer and a member of the Executive Committee of BSCI; and (xvii) Michael S. Solender is the General Counsel of BSCI.